UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2012

GREEN HYGIENICS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

22 Billiter Street, London, England	EC3M 2RY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

Effective July 24, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we changed our name from Takedown Entertainment Inc. to Green Hygienics Holdings Inc.

In addition, we effected a reverse split of our authorized and issued and outstanding shares of common stock on a 2,000 old for one (1) new basis such that, our authorized capital decreased from 375,000,000 to 187,500 shares of common stock and correspondingly, our issued and outstanding shares of common stock decreased from 82,816,641 to 41,408 shares of common stock, all with a par value of $0.001.

The name change and reverse split became effective with the Over-the-Counter Bulletin Board at the opening of trading on July 24, 2012 under the symbol “TKDND”. The "D" will be placed on our ticker symbol for 20 business days. After 20 business days, our ticker symbol will revert back to the original symbol “TKDN”. After 30 business days from July 24, 2012, our ticker symbol will change from “TKDN” to “GRYN” to better reflect the new name of our company. Our new CUSIP number is 393057 104.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS INC.

/s/ Peter E. Wudy
Peter E. Wudy
President and Director

Date: July 24, 2012